UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2005

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the election of Jeffrey M. Zalla as Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc., as described in Item 5.02 below, certain provisions under the Company’s severance pay plan for U.S. employees will become applicable to Mr. Zalla and he will also be eligible for a Change in Control Severance Agreement with the Company, each as previously reported in the Company’s Current Report on Form 8-K dated April 6, 2005, which is hereby incorporated by reference in this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2005, the Board of Directors of Chiquita Brands International, Inc. elected Jeffrey M. Zalla, currently Vice President, Finance for the Chiquita Fresh Group – North America, as Senior Vice President and Chief Financial Officer of the Company, effective June 1, 2005, replacing Jay W. Braukman III, who will remain with the Company as Senior Vice President of New Business Development and Strategic Planning.

Mr. Zalla, 39, has been Vice President, Finance for the Chiquita Fresh Group-North America since April 2005. He served the Company as Vice President, Treasurer, and Corporate Responsibility Officer from April 2003 to April 2005; Corporate Responsibility Officer and Vice President, Corporate Communications from September 2001 to April 2003; and Vice President and Corporate Responsibility Officer from October 2000 to September 2001. Mr. Zalla was Vice President of Strategic Analysis for the Chiquita Banana Group from 1998 to October 2000 and has served the Company in various finance positions since 1990. Prior to joining Chiquita, he worked as an auditor and consultant in the emerging business services practice of Deloitte Haskins & Sells, the predecessor of Deloitte & Touche LLP.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

June 2, 2005	By:	/s/ Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary